Exhibit 99.1

HIVE'S BUZZ HPC CLOSES USD $220 MILLION SOVEREIGN AI GPU CONTRACT WITH BELL AI FABRIC FOR COHERE INC.

18 Jun 2026

HIVE's BUZZ HPC Closes USD $220 Million Sovereign AI GPU Contract with Bell AI Fabric for Cohere Inc.

This news release constitutes a "designated news release" for the purposes of the Company's amended and restated prospectus supplement dated June 16, 2026 to its short form base shelf prospectus dated October 31, 2025.

Vancouver, BC, June 18, 2026 - HIVE Digital Technologies Ltd. (TSX: HIVE) (Nasdaq: HIVE) (FSE: YO0) (BVC: HIVECO) (the "Company" or "HIVE"), through its wholly owned subsidiary BUZZ High Performance Computing Inc. ("BUZZ HPC"), today announced a landmark sovereign AI infrastructure deal involving Bell Canada (TSX: BCE | NYSE: BCE) and Cohere Inc., marking a significant milestone in Canada's AI infrastructure ecosystem.

The collaboration brings together Bell AI Fabric's national data centre and connectivity platform, Cohere's security-first enterprise-grade AI solutions and large language model capabilities, and BUZZ HPC's NVIDIAaccelerated GPU cloud and AI factory expertise into a single, integrated Canadian AI stack. Together, the companies are delivering full-stack, production-grade sovereign AI infrastructure built in Canada, for Canadian enterprise and government customers.

BUZZ HPC has executed a three-year GPU cloud contract with a total contract value of approximately USD $220 million. Through BUZZ HPC, HIVE has procured NVIDIA AI infrastructure powered by 2,304 NVIDIA

Grace Blackwell GPUs as a part of NVIDIA GB200 NVL72 rack-scale systems interconnected with NVIDIA Quantum InfiniBand scale-out networking, built to NVIDIA reference architecture standards and utilizing advanced liquid cooling.

BUZZ HPC will deploy its sovereign AI cloud and GPU cluster infrastructure at Bell's purpose-built facility in Merritt, British Columbia. The deployment will provide the high-performance compute layer on which Cohere will operate its foundation models and enterprise AI solutions for government and corporate customers across Canada. BUZZ HPC's AI factories are powered by renewable energy and designed for ultra-low power usage effectiveness (PUE), bringing industrial-scale GPU capacity to one of Canada's most strategically important AI deployments.

Canada's federal AI strategy has a clear mandate: invest in Canadian technology sovereignty and keep Canadian data secure under Canadian control. This partnership directly supports that mandate by combining Canadian connectivity, Canadian compute infrastructure, and Canadian AI models into a secure national platform.

HIVE is funding the purchase of the NVIDIA Grace Blackwell rack-scale systems using a portion of the proceeds from its recent USD $115 million convertible note financing completed in April 2026. Hypertec, a Canadian 42-year OEM veteran in high-performance computing is delivering a bespoke GPU server solution, from hardware procurement and system integration through to installation, commissioning, and OEM support.

The partnership further strengthens BUZZ's position as a leading sovereign AI cloud provider in the Canadian market, alongside Bell AI Fabric's role as the connective tissue of Canada's sovereign AI ecosystem. Together, the platform integrates connectivity, data centres, compute, professional services, and cybersecurity into a unified national AI infrastructure platform. For enterprise and government customers, the combined stack provides enhanced control over compute sovereignty, model security, performance, and operational governance. The compute infrastructure will remain entirely within Canadian borders and operate under Canadian standards.

Executive Commentary

"Canada helped pioneer modern artificial intelligence. What we have lacked is not talent, it is industrial infrastructure to commercialize that talent at scale before others do it for us. This partnership with Bell and Cohere is a defining moment. BUZZ HPC is the GPU factory layer that transforms Canada's AI ambitions from political promises into productive national assets. Sophisticated investors understand that the companies building sovereign AI infrastructure today are positioning for a decade of asymmetric returns. HIVE is one of the very few companies in the world operating at the intersection of Tier-I data centers, AI compute, and sovereign infrastructure and this deal validates that thesis at the highest level of Canadian enterprise."

- Frank Holmes, Executive Chairman, HIVE Digital Technologies

"We are very pleased to announce that our contracted HPC revenue target has surpassed $100m. We expect this NVIDIA GB200 deployment to go live in late 2026 to early 2027, adding approximately contracted $70m ARR to our current realized $35m ARR. A technological revolution requires new infrastructure. The industrial revolution required factories. The internet required fibre networks and hyperscale data centres. Artificial intelligence requires AI Factories, Tier III data centers with AI optimized GPU compute clusters, that is what we are building.

This deployment brings together Canadian connectivity and compute, in Canadian data centres, running Canadian AI foundational models. The result is a unified platform capable of supporting some of the most demanding AI workloads in the world. Our objective is simple: convert clean energy into intelligence at scale and make Canada one of the most important sovereign AI jurisdictions on Earth. This partnership demonstrates that Canada is ready to lead."

- Aydin Kilic, President & CEO, HIVE Digital Technologies

"AI starts with great models and software, but it becomes transformative when powered by the right infrastructure. At BUZZ, we see AI as energy transformed into intelligence delivered at scale through a sovereign Canadian platform with Bell and Cohere. For years, Canada led the world in AI research while importing much of the infrastructure required to scale it. That changes now.

This partnership brings together a combination of capabilities that do not exist anywhere else in Canada today: Bell's national platform, Cohere's world-class enterprise AI solutions, Hypertec's Canadian-built GPU servers, and BUZZ's AI factory and sovereign AI cloud powered by NVIDIA's fullstack AI infrastructure.  What we have built together is more than a technology partnership. We have built an AI manufacturing platform for Canada. These AI Factories convert renewable energy into one of the most valuable products in the world: intelligence.

The significance of this goes beyond a single contract. Every industry will be rebuilt around AI over the next decade. The countries that own the infrastructure will capture the economic value. The countries that don't will rent it. We chose to build. This deployment creates sovereign Canadian compute at industrial scale, capable of running, fine-tuning, and serving advanced AI systems entirely within Canadian borders. The future isn't something that happens to us. The future is something we build. Today, Canada takes a major step toward building its own."

- Craig Tavares, President & COO, BUZZ HPC

About HIVE

Founded in 2017, HIVE Digital Technologies Ltd. was among the first publicly listed companies to prioritize mining digital assets powered by green energy. Today, HIVE builds and operates next-generation Tier-I and

Tier-III data centers across Canada, Sweden, and Paraguay, serving both Bitcoin and high-performance computing clients. HIVE's dual engine infrastructure-driven by hashrate services and GPU-accelerated AI computing-delivers scalable, environmentally responsible solutions for the digital economy. For more information, visit hivedigitaltech.com.

For more information, visit hivedigitaltech.com, or connect with us on:

X: https://x.com/HIVEDigitalTech

YouTube: https://www.youtube.com/@HIVEDigitalTech

Instagram: https://www.instagram.com/hivedigitaltechnologies/

LinkedIn: https://linkedin.com/company/hiveblockchain

On Behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"
Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding Frank Holmes, Executive Chairman Aydin Kilic, President & CEO

Tel: (604) 664-1078

About BUZZ HPC

BUZZ High Performance Computing (BUZZ), a wholly owned subsidiary of HIVE Digital Technologies Ltd. (TSX: HIVE, NASDAQ: HIVE) (the "Company" or "HIVE"), delivers enterprise-grade cloud services and largescale GPU clusters in vertically integrated data centres. Proudly Canadian, BUZZ is building sovereign AI factories while operating across 9 time zones and 3 continents. The platform supports a suite of managed services, including Kubernetes, Slurm, virtual machines, and bare-metal deployments optimized for AI, machine learning, and scientific workloads. Headquartered in Canada with a global reach, BUZZ is one of the first and few Canadian sovereign AI platforms operating at scale. Since 2017, it has deployed supercomputing environments across Canada and the Nordics. Its AI Factories are powered entirely by renewable energy and engineered with ultra-low Power Usage Effectiveness (PUE) host thousands of industrialgrade GPUs across North America, South America and Europe used for AI model training, fine-tuning and inference.

Through its Green GPU initiative, BUZZ combines AI innovation with sustainability, offering localized expertise and global infrastructure. For more information, visit buzzhpc.ai

About Bell

Bell is Canada's largest communications company¹, leading the way in advanced fibre and wireless networks, enterprise services and digital media.

By delivering next-generation technology that leverages cloud-based and AI-driven solutions, we're keeping customers connected, informed and entertained while enabling businesses to compete on the world stage. To learn more, please visit Bell.ca or BCE.ca.

¹ Based on total revenue and total combined customer connections.

About Cohere

Cohere, founded 2019, is a security-first enterprise AI leader building foundation models and end-to-end products to solve business problems. We partner with organizations to deliver seamless integration, customization and user-friendly solutions. Our all-in-one platform provides maximum security, privacy and deployment flexibility across clouds, private environments and on-premises. Headquartered in Toronto and San Francisco, Cohere operates additional offices in London, New York, Montreal, Paris, and Seoul, serving customers worldwide.

The company has raised ~$1.6BUSD from strategic tech investors (AMD Ventures, Salesforce Ventures, Oracle, Cisco), institutional investors (Radical Ventures, Inovia Capital, PSP Investments, HOOPP, BDC, Nexxus), and AI pioneers including Geoffrey Hinton, Fei-Fei Li, Pieter Abbeel and Raquel Urtasun. For more information, visit cohere.com.

About Hypertec Group

Founded in 1984, Hypertec's mission is to bring expertise, innovation,and strong partnerships to transform challenges into opportunities for sustainable growth through technology solutions. Trusted by industry leaders across AI, financial services, healthcare, public sectors and others, we serve clients in over 80 countries and empower them to push boundaries and lead their industries through transformative technology. For more information, please visit www.hypertec.com.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release.

Forward-Looking Information

Except for the statements of historical fact, this news release contains "forward-looking information" within the meaning of the applicable Canadian and United States securities legislation and regulations that is based on expectations, estimates and projections as at the date of this news release. "Forward-looking information" in this news release includes but is not limited to: statements regarding deployment timelines, projected annual recurring revenue, anticipated utilization, capital expenditures, operating costs, future GPU capacity, the Company's objective to scale its HPC GPU AI cloud business, and other forward-looking information concerning the intentions, plans and future actions of the parties to the transactions described herein and the terms thereon.

Factors that could cause actual results to differ materially from those described in such forward looking information include, but are not limited to: delays in equipment delivery or commissioning, changes in customer demand, counterparty credit risk, fluctuations in power and operating costs, competitive pricing pressures, regulatory developments, capital availability, and geopolitical conditions, and other related risks as more fully set out in the Company's disclosure documents under the Company's filings at www.sec.gov/EDGAR and www.sedarplus.ca.

The forward-looking information in this news release reflects the Company's current expectations, assumptions, and/or beliefs based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about the Company's objectives, goals or future plans, the timing thereof and related matters. The Company has also assumed that no significant events will occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance, and accordingly, undue reliance should not be put on such information due to its inherent uncertainty. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether because of new information, future events or otherwise, other than as required by law.